Exhibit 10.14

RECRO PHARMA, INC.

2013 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

FOR

[                ]

We are pleased to advise you that Recro Pharma, Inc. (the “Company”) hereby awards to you under the Recro Pharma, Inc. 2013 Equity Incentive Plan (the “Plan”) the right to purchase (an “Option”) [            ] shares of Common Stock of the Company (“Shares”), subject to your signing this Award Agreement (this “Agreement”). The date of award of the Options shall for all purposes be [                ], 201[    ] (the “Grant Date”). The Options issued hereunder are “non-qualified options” for tax purposes.

This award is subject in all respects to the applicable provisions of the Plan, a complete copy of which has been furnished to you and receipt of which you acknowledge by acceptance of the award. Such provisions are incorporated herein by reference and made a part hereof (including all defined terms).

All capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan. In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement are applicable to the award of Options as evidenced hereby:

1. Vesting. The Options awarded by this Agreement shall vest, i.e., become exercisable, in accordance with the following schedule and conditions:

(a) [            ] of the Options shall be vested on the Grant Date. [            ] of the Options shall vest on [                ], such that the Options shall be fully vested on [                ]; provided, however, that no portion of the Options shall vest unless you continue to serve as a [                ] of the Company on the applicable vesting date.

(b) Notwithstanding the foregoing, any unvested Options shall become immediately and fully vested upon your death or Disability or a Change in Control, provided you continue to serve as a [            ] of the Company prior to the date of such event.

2. Expiration of Option. Your rights with respect to your Options, whether vested or unvested, shall expire on the earliest to occur of the following:

(a) three months after termination of your service with the Company and/or its affiliates for any reason other than death, Disability, or Cause;

(b) one year after termination of your service with the Company and/or its affiliates due to death or Disability;

(c) the date and time of termination of your service with the Company and/or its affiliates for Cause; and

(d) the tenth anniversary of the Grant Date.

3. Exercise of Options.

(a) The exercise price for each Share under your Option is $[            ] (the “Option Price”).

(b) In order to exercise any Option which has vested, you must (i) provide the Company with written notice of your intention to exercise the Option and the number of Shares you intend to acquire, (ii) execute a counterpart to any shareholders agreement or other agreement as requested by the Company which has been executed by other shareholders of the Company and is in effect at the time of exercise (collectively, “Shareholders Agreement”), and (iii) deliver a check for the Option Price multiplied by the number of Shares being acquired or such other manner of payment as approved by the Company. As an alternative to delivering a check you may choose to exercise any vested Option hereunder on a “cashless” basis. Under this method, you do not have to remit the Option Price under the option in cash. Instead, the Option Price is paid by reducing the number of Shares otherwise issuable to you upon exercise by such number of Shares having a Fair Market Value (determined at the time of exercise) equal to the Option Price. You shall only have rights as a shareholder of the Company with respect to Shares which have been issued after the Options have vested and been exercised.

4. Withholding. The Company shall withhold all applicable income and employment taxes on the date of exercise, cash-out of Options or such other date as required by the Code. If there is insufficient compensation due from the Company to you at the time such withholding is due, the Company shall have the right, prior to delivery of any certificate or certificates for Shares, to require you to remit to the Company an amount equal to the excess of your share of the income and employment taxes subject to withholding over the amount of compensation then due from the Company to you.

5. Registration of Shares. The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the shares under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable. In the event that, at the time of issuance of the Shares to you, the Shares have not been registered or otherwise qualified as may be required under applicable securities laws, you shall, prior to the issuance of the Shares: (i) represent to the Company in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (ii) agree that none of the Shares issued to you pursuant to exercise of the Option provided hereby may be sold, transferred or otherwise disposed of unless: (a) the Shares to be sold, transferred or otherwise disposed of will be registered or qualified under applicable securities laws at the time of such sale, transfer or other disposition and the Company has received an opinion of counsel satisfactory to it that such registration or qualification is effective; or (b) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it, to the effect that such registration or qualification is not required. You shall also consent to execute any market standoff or lock-up agreement as requested by the Company.

6. No Right of Continued Employment. Nothing contained in the Plan or this Agreement shall restrict the right of the Company and/or its affiliates to terminate your employment or service. Any termination of your employment or service, regardless of the reason therefor, shall have the consequences provided for in the Plan and this Agreement with respect to your rights under the Plan.

7. Change of Control. Notwithstanding any terms or provisions of the Plan to the contrary, for purposes of this Agreement, a “Change of Control” under this Agreement and the Plan shall be deemed to have occurred upon the happening of any of the following events: (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) the consummation of the sale or disposition of all or substantially all of the assets of the Company; (iii) the consummation of a merger, consolidation or other shareholder-approved fundamental business transaction in which the Company is a participant with another entity where the shareholders of the Company, immediately prior to the referenced transaction, will not beneficially own, immediately after the referenced transaction, shares or other equity interests entitling such shareholders to more than 50% of all votes to which all equityholders of the surviving entity would be entitled in the election of directors; (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, is the beneficial owner of outstanding securities of the Company), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or (v) the first day after the date hereof when directors are elected such that a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

8. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

9. Notice. Any notice to be given to the Company shall be in writing and either hand delivered or mailed to the office of the President of the Company. If mailed, it shall be addressed to the Company at 490 Lapp Road, Malvern, PA 19355. Any notice given to you shall be addressed to you at your address as reflected in the personnel records of the Company, or at such other address as either party hereto may hereafter designate by like notice to the other. Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, on the fifth day after such notice is postmarked.

[signature page follows]

The undersigned hereby acknowledges the award of Options on behalf of the Company.

RECRO PHARMA, INC.

By:
Gerri Henwood, Chief Executive Officer

In order to indicate your acceptance of the award of Options granted by this Agreement subject to the restrictions and upon the terms and conditions set forth above and in the Plan, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED, Intending to be legally bound:

Date

[Signature Page to Award Agreement]